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                                                                   Exhibit 10.31
                              OFFICE BUILDING LEASE

         This Office Building Lease (this "LEASE") is made as of the 9th day of August, 2001, by and between RIVERVIEW ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership (the "LANDLORD"), and THE SOURCE INTERLINK COMPANIES., a Missouri corporation (the "TENANT").

                                    RECITALS

         A. Landlord is the tenant under a Ground Lease as hereinafter defined for certain real property more particularly described in EXHIBIT A attached hereto (the "Land"), and intends to develop on a portion of the Ground Lease Land a four (4) story office building referred to as Building Seven which address shall be 27500 Riverview Center Blvd, Bonita Springs, Fl 34134, (hereinafter referred to as "Building VII" or "Office Building") according to the plans and specifications ("Plans and Specifications") attached hereto as EXHIBIT B-1, as supplemented by EXHIBITS B-2 THROUGH B-4 as further described in
Section 4 herein, together with the parking structure and other improvements as generally depicted on the site plan attached hereto as EXHIBIT C (hereinafter referred to as "Office Building Project").

         B.       Tenant desires to lease certain space in Building VII.

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS:

1.       DEFINITIONS

         The following terms shall have the meanings set forth in this Section 1, unless the context otherwise requires:

         1.1 "ADDITIONAL RENT" means any rent payable by Tenant in addition to Fixed Rent, as provided in Section 5 below.

         1.2 "COMMON AREAS" means all areas, facilities and systems within the Office Building Project which are neither leased nor designated for lease to tenants, but which are (or at any time hereafter may be) designated by Landlord for the general use, benefit or convenience of tenants and permitted occupants of the Office Building Project and their agents, employees, customers, suppliers and other invitees.

         1.3 "GROUND LEASE" means a lease entitled "Net Lease And Agreement" dated August 30, 2000, for the Ground Lease Land by and between John S. McGarvey and Joanne H McGarvey, as ground lease landlord, and Riverview Associates Limited Partnership, as ground lease tenant.

         1.4 "INTERIOR COMMON AREAS" means all lobbies, corridors, hallways, elevator foyers, restrooms, mailrooms, mechanical and electrical rooms, janitor closets and other Common Areas located in or about the Office Building.

         1.5 "LEASE DATE" means the date hereof.



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         1.6 "LEASE YEAR" means each consecutive twelve (12) month period commencing on the Commencement Date.


         1.7 "LOAD FACTOR" means the factor, determined by Landlord, for calculating a portion of the Interior Common Areas attributable to the Premises. Landlord and Tenant acknowledge that the estimated Load Factor for Building and the Premises is 10%, which was determined as follows: the total estimated square footage area of the Interior Common Areas of Building VII, taken as the numerator, divided by a denominator equal to the total estimated Useable Square Feet of Building VII. The final Load Factor will be determined using the BOMA method upon completion of the Office Building.

         1.8 "PREMISES" means that certain office space known Floors 3 and 4 which is identified on EXHIBIT D attached hereto (and are the two highest floors in the Office Building), consisting of approximately 46,312 Usable Square Feet (subject to adjustment as provided in Section 2.2 below) and 50,943 Rentable Square Feet.

         1.9      "RENT" means Fixed Rent and Additional Rent.

         1.10 "RENTABLE AREA" means the sum of (i) the Usable Square Feet, plus
(ii) the amount arrived at multiplying the Usable Square Feet times the applicable Load Factor which for the purposes of this Lease is agreed to be 50,943 square feet , unless adjusted as otherwise provided in this Lease.

         1.11 "RIVERVIEW CORPORATE CENTER" means the mixed use commercial office park complex developed and operated of which the Office Building Project is a part.

         1.12 "RIVERVIEW CORPORATE CENTER COMMON AREAS" means those areas used in common with other office building projects within Riverview Corporate Center including but not limited to roadways, walkways, sewer pump stations and storm management systems, and parking areas. Building VII's proportion of this common area expense shall be the percentage calculated by using the Rentable Area of Building VII as the numerator and the total Rentable Area of all of the existing buildings and those to be constructed to be constructed including building VII at Riverview Corporate Center as the denominator.

         1.13 "TENANT DELAYS" means all delays resulting from acts and/or omissions of Tenant, including, without limitation, (a) Tenant's failure to meet the time milestones as may be reasonably established from time to time, (b) Tenant's election to reasonably modify the Plans and Specifications as described in Exhibit B, and/or (c) Tenant's delay in paying Landlord for the cost of Tenant's Fitout in excess of the Plans and Specifications.

         1.14 "USABLE SQUARE FEET" means the number of square feet of usable area as determined in accordance with applicable BOMA standards in effect as of the Lease Date; provided, however, that any area on a floor occupied entirely by a single tenant which would otherwise be Interior Common Areas shall instead constitute Usable Square Feet of such tenant for all purposes under this Lease. Landlord's architect's measurement shall be used, absent manifest error. The parties agree that the Useable Square Feet of the Premises is 46,312, unless adjusted as otherwise provided in this Lease.



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2.       LEASE OF PREMISES

         2.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. Except as otherwise provided in this Lease, Tenant shall also have the non-exclusive right to use the Common Areas and Riverview Corporate Center Common Areas as provided in Section 13 below.

         2.2 The determination of the Usable Square Feet of the "as-built" Premises shall be determined and certified by both Landlord's and Tenant's architect using the BOMA method, which determination shall be subject to the review and approval of Tenant's architect. If the certified Usable Square Feet of the Premises differs from that set forth in Section 1.12 above, each of the Fixed Rent, Load Factor, Rentable Area and Tenant's Share shall, if applicable, be revised accordingly; provided, however the final Usable Square Feet shall not exceed the amount set forth in this lease by more than two percent (2%).

         2.3 Landlord shall deliver possession of the Premises to Tenant pursuant to the terms of Paragraph 4 hereof. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant (i) the first installment of Fixed Rent,
(ii) a copy of certificates of each insurance policy required hereunder, and
(iii) a copy of Tenant's temporary or permanent certificate of occupancy from Lee County, Florida.

         2.4 Tenant acknowledges that except as specifically set forth herein, neither Landlord nor any agent of Landlord has made, except as may be specifically set forth herein, any representation or warranty with respect to the Premises, the Office Building, the Office Building Project (or any portion thereof) or the suitability of any of the foregoing for the conduct of Tenant's business.


3.       TERM

         3.1 The Premises are leased to Tenant for a term (the "TERM") of twelve
(12) years commencing upon the later of June 1, 2002 or the day following the day when a temporary or permanent Certificate of Occupancy from Lee County is issued and Tenant can reasonably and conveniently use and occupy the Premises for the conduct of its ordinary business, even though minor decoration and mechanical adjustments remain to be completed by the Landlord (the "COMMENCEMENT DATE") and ending on the date that is the later to occur of May 31, 2014, or (a) the day immediately preceding the twelfth (12th) anniversary of the Commencement Date (the "TERMINATION DATE") or, if properly renewed in accordance herewith, the last day of the applicable Renewal Term, or (b) the day upon which this Lease is sooner terminated in accordance with the terms hereof. Landlord shall use its reasonable best efforts to have the Commencement Date occur not later than May 31, 2002 as further described in Section 4 hereof. In no event shall Tenant be obligated to take possession of the Office Building if the following have not been installed and in good working order: (a) building lobby, (b) hallways on each floor in which Tenant is occupying space, including, without limitation, the walls, ceiling and lighting, (c) all elevators HVAC, utilities and plumbing service for the Premises, (d) in Tenant's space, all ceilings, flooring, lighting, walls, partitions, doors and hardware, (e) Landlord has not unreasonably interfered with Tenant's installation in the Premises of all equipment necessary to operate Tenant's business.

         3.2 Within thirty (30) days of the Commencement Date, Landlord and Tenant shall execute and deliver to each other a certificate ("Commencement Date Certificate") in the form attached hereto as EXHIBIT E which shall: (i) confirm the Commencement Date and Termination Date, and such other information as either party shall reasonably request, and (ii) include a "punch list" of defects of the Landlord's Work and the Tenant Fitout with respect to the Office Building. Within sixty (60) days following the commencement date, the Landlord shall cause the defects set forth on the punch list in such



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certificate to be corrected.

         3.3 Renewal Terms, if any, shall be governed by the provisions of EXHIBIT F atTached hereto.

4.       LANDLORD CONSTRUCTION

         Landlord shall construct the Office Building and related parking garage substantially in accordance with the plans and specifications prepared by Harry Bopp, AIA dated July 13, 2001 and July 30, 2001 under project name "The Source Interlink Company", a copy of which is attached as EXHIBIT B-1, which sets forth among other things, the site plan for the Premises, the Office Building elevation, Office Building entrance features, floor plates of the Office Building, and the specifications for the electrical, mechanical, plumbing, and HVAC system for the Office Building (the "Plans and Specifications"). The Plans and Specifications have been prepared based on the standards and specifications set forth in the following exhibits and are supplemented by each of the following exhibits: (i) the standards and specifications for the Office Building as a whole which are indicated in the attached EXHIBIT B-2, (ii) the general standards and specifications for Premises as a whole which are indicated in the attached EXHIBIT B-3, and (iii) the standards and specifications for the Executive Portion of the Premises which are indicated in the attached EXHIBIT B-4. The improvement of the Premises as described in Exhibits B-3 and B-4 is referred to herein as the "Tenant Fitout". Landlord shall consult, not less often than weekly, with Tenant's designated consultant, who is initially Chuck Schmitt with the firm of Barany Schmitt Summers Weaver ("Tenant's Construction Consultant"), in creating, modifying and changing the Plans and Specifications through out the construction process. All changes to the Plans and Specifications involving more than $5,000 or changing the standard of the Office Building Project must be consented to by Tenant in writing, whose consent may not be unreasonably withheld or delayed. The parties have agreed that Landlord shall deliver the Premises in accordance with Plans and Specifications at no charge to Tenant other than: (1) the Rent indicated hereunder, and (2) Tenant's contribution of $130,211 (the "Tenant Contribution") towards the Tenant Fitout. In the event that Tenant requests changes to the Plans and Specifications which relate to Tenant Fitout and such changes result in an increase in the cost of the Tenant Fitout, then Tenant shall pay for the actual out of pocket cost of such changes to the Plans and Specifications. In the event that Tenant requests changes to the Plans and Specifications which relate to Tenant Fitout and such changes result in a decrease in the cost of the Tenant Fitout, then Tenant shall receive a reduction in first, the Tenant Contribution, then Rent, in an amount equal to the actual out of pocket cost of such changes to the Plans and Specifications. Landlord and Tenant shall agree in writing as the nature and amount of such changes prior to Landlord making any such change. Landlord shall invoice Tenant for such additional costs and payment of such additional costs shall be due promptly after receipt of such invoice.

         Construction of the Office Building Project shall commence not later than September 1, 2001, and Landlord shall diligently pursue construction to completion. Without limiting the generality of the foregoing, in the event the Landlord has not commenced construction of the Office Building Project by October 1, 2001 (the "Construction Commencement Date") (as evidenced by laying of the foundation), then Tenant shall have the right, but not the obligation, to terminate this Lease within thirty (30) days after the Construction Commencement Date. In addition, Landlord shall be responsible to construct the Office Building shell in accordance with the Plans and Specifications. Attached hereto as EXHIBIT G (the "Construction Schedule") is Landlord's good faith estimate of the construction schedule for the Office Building Project. Landlord covenants and agrees to deliver written notice ("Estimated Delivery Date Notice") to Tenant of: (i) the estimated delivery date on: November 1, 2001, January 1, 2002, March 1, 2002, etc. ("each a "Milestone Date"), which written notice shall be accompanied by a certificate of Landlord (in form and substance satisfactory to Tenant and Tenant's Construction Consultant) setting forth a time line for the delivery date of the Premises, and (ii) on any Milestone Date or any time thereafter, Landlord reasonably believes or the Estimated Delivery Date Notice indicates, that




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construction on the Office Building Project is delayed to the extent that the
Landlord will not be reasonably capable of completing the Office Building Project on the applicable delivery date, then Landlord shall provide written notice thereof ("Construction Schedule Delay Notice"), and Tenant shall have a one time (with respect to each Construction Schedule Delay Notice) right, but not the obligation, to terminate this Lease within thirty (30) days after receipt of such Construction Schedule Delay Notice. In the event the Commencement Date has not occurred within thirty (30) days after the then applicable final completion date as indicated on the then applicable Construction Schedule, or such completion date can not reasonably be expected to be met, then Tenant shall have the right, but not the obligation, to terminate this Lease by providing written notice of such termination to Landlord. Notwithstanding any other of this Section 4, the Construction Commencement Date and each Milestone Date is subject to adjustment in the event of a delay caused by a hurricane, tornado or other act of god and then only for the actual number of days that construction on the site is directly impacted by such event, but shall not be impacted by materials supplies, labor shortages or strikes, or other matters relating to Landlord or or any contractor or subcontractor's business, or the industry or general economic conditions.

5. FIXED RENT; ADDITIONAL RENT; OPERATING EXPENSES; UTILITIES; REAL ESTATE TAXES; LATE CHARGES; SECURITY DEPOSIT

         5.1 FIXED RENT. From and after the Commencement Date, Tenant agrees to pay to Landlord annual fixed rent for the Premises (the "FIXED RENT") in an amount per annum calculated in the manner provided on EXHIBIT H. Fixed Rent shall be payable during each Lease Year in equal monthly installments on the first (1st) day of each calendar month during the Term. The parties acknowledge and agree that Tenant is receiving four (4) months free of Fixed Rent in the first year of the Lease Term and one (1) month free of Fixed Rent in the second year of the Lease Term. If the Commencement Date is a day other than the first
(1st) day of a calendar month, then Fixed Rent for any partial calendar month shall be prorated on the basis of the actual number of days in such month. Fixed Rent includes an annual allowance equal to the amount arrived at by multiplying
(i) $6.50 (subject to adjustment as described in Section 5.2 of this Lease) times (ii) the Rentable Area of the Premises (the "OPERATING EXPENSE ALLOWANCE"). All Fixed Rent shall be subject to Florida State sales tax.

         5.2 ADDITIONAL RENT. Landlord shall provide Tenant with notice not less than thirty (30) days prior to each calendar year end during the Lease Term of Landlord's good faith estimate of Operating Expenses ("Estimated Operating Expenses") for the next calendar year. Such estimate shall be based the actual Operating Expenses incurred by Landlord for such year and/or reasonably anticipated costs for the ensuing year. Tenant agrees to pay as "Additional Rent" on the first day of each month one twelfth (1/12th) of the difference between Estimated operating Expenses less the Operating Expense Allowance. Landlord and Tenant agree that the Additional Rent shall be calculated and paid on a calendar year basis and not a Lease Year basis and shall be subject to Florida State sales tax.

         5.3 CAM ADJUSTMENTS, AUDIT RIGHTS. Within ninety (90) days after the end of each lease year or partial lease year, Landlord shall furnish to Tenant an itemized statement ("Landlord's CAM Statement") showing in detail (with such substantiating documentation as Tenant may reasonably request) the (i) total Common Area operating expenses, Taxes and Insurance for the immediately preceding Lease Year and Partial Lease Year, (ii) the amount of Tenant's share of such Common Area operating expenses, Taxes and Insurance, and (iii) the payments made by Tenant during the lease year or partial lease year and thereupon there shall be an adjustment between Landlord and Tenant (Tenant paying to Landlord any shortfall, and Landlord paying to Tenant any overage, as the case may be) representing the difference between (i) actual Operating Expenses and (ii) the amount Tenant paid for such year as the Operating Expense Allowance portion of Fixed Rent and Additional Rent for such year. During reasonable business hours and upon five (5) business days' prior written notice, Tenant, or Tenant's authorized agent, shall have the right, not more frequently than once in any calendar year, to examine and photocopy all of




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Landlord's (or Landlord's agent's) books and records pertaining to Common Area operating expenses, charges for Insurance, Taxes or any other charges payable by Tenant under this Lease. Any overbilling discovered by such audit shall be promptly refunded to Tenant. In the event the overstatement of charges exceeds five percent (5%) of the sum previously billed to Tenant by Landlord, Landlord shall reimburse Tenant for all reasonable expenses of such audit. Landlord shall retain its books and records regarding Common Area operating expenses, Insurance and Taxes for a period of at least two (2) years following the final billing for the calendar year in question.

         5.4 DEFINITION OF "OPERATING EXPENSES". As used herein, the term "Operating Expenses" means all sums expended or incurred by Landlord in connection with the Office Building Project, including the management, operation, maintenance and repair thereto. Such sums shall include as applicable, and without limitation (a) costs of materials, tools, equipment and supplies, (b) reasonable costs of maintenance, operation, repair, replacement (excepting roof and parking lot), restriping, cleaning and sweeping of the Office Building Project (including, without limitation, the sidewalks, parking garage(s) and lots, curbs, gutters, signs, sprinkler systems, landscaping, plantings, lighting and other utilities, elevators, directional signs, lanes, bumpers and markers, fire protection, alarm and security systems, lighting systems, storm and sewage drainage systems, roof, utility systems and other Common Areas and facilities), (c) labor costs, including payroll taxes and other governmental charges, to implement the services set forth herein, (d) costs of security equipment and personnel (including guards) which Landlord in its sole and absolute discretion deems necessary or appropriate, (e) charges for electricity, gas and all other utilities (without Landlord markup) furnished to the Office Building Project, including any taxes on any of such utilities, (f) personal property taxes, possessory interest taxes or amounts equivalent thereto if no possessory interest taxes are assessed (other than Landlord's franchise, stock transfer, income, estate or inheritance taxes); (g) rentals paid to third parties for the use of repair, maintenance and operating equipment, machinery and tools, and depreciation of owned equipment, machinery and tools; (h) Real Estate Taxes; (i) premiums for insurance (including without limitation, liability, casualty, automobile, pressure vessel, plate glass, business interruption and fidelity coverage), (j) fees due to any applicable property owners association including all prorated costs for Real Estate Taxes, utilities, insurance and maintenance of the Riverview Corporate Center Common Areas, (k) accounting, audit, verification, legal and other consulting fees, but excluding such expenses incurred in connection with reducing or attempting to reduce Operating Expenses and/or Real Estate Taxes and the preparation of bills and statement to Tenants in respect of increase in Operating Expense and/or Real Estate Taxes. Operating Expenses shall also include a fee payable to Landlord as compensation for its management and administration, including, but not limited to, accounting, bookkeeping, processing and collection expenses limited to a percentage of Base Rent comparable to other Class "A" office buildings in Lee County.

         Notwithstanding anything to the contrary, Operating Costs shall not include: (a) depreciation of the original cost of constructing, erecting and installing the Project, the common areas, common facilities and related services; (b) principal and interest payments pursuant to any mortgage which encumbers the Premises or rental payments made under any ground lease; (c) any franchise, income or other taxes on the earnings of Landlord or which relate to Landlord's right to do business; (d) administrative charges, management fees, or administrative fees; (e) excess premiums for insurance covering the common areas and/or the Project occasioned by the extra-hazardous use or activities of occupants other than Tenant; (f) expenses incurred due to the negligence or willful misconduct of Landlord or any occupant, or their respective agents or employees; (g) expenses related to an individual tenant or to a particular tenant space; (h) any cost, fees, fines or penalties, late fees or interest thereon, incurred due to Landlord's failure to pay bills timely or due to violations by Landlord or any tenant of any governmental law, ordinance code, rule or regulation; or (i) capital expenditures (j) the cost of latent defects and the cost of correcting defects in construction or after renovation of the building (or any space therein) or the building systems, removal of asbestos-containing material or Hazardous Substance, costs to comply with the requirements of any laws,





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codes or other governmental regulations, including without limitation, the
Americans with Disabilities Act; (k) the cost of any work performed or service provided (such as electricity) for any facility other than the building (such as a garage facility or shuttle service) for which fees are charged or other compensation received; (l) the cost of any items for which Landlord is reimbursed by insurance proceeds, warranty, condemnation awards, a tenant of the Project, or otherwise, (m) the cost of any repair or replacement due to casualty or condemnation; (n) insurance premiums to the extent any tenant causes Landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance; (o) real estate brokerage or leasing commissions, and executive salaries above the grade of building manager and superintendent, legal fees, moving expenses, design or engineering fees, rental concessions or credits, allowances, lease assumptions, lease cancellation fees or other costs incurred in procuring tenants or other occupants, or any fee in lieu of commissions; or (p) compensation representing an amount paid to an affiliated person or entity of Landlord which is in excess of the amount which would have been paid in the absence of such relationship, (q) wages and salaries of Landlord's employees and agents for time not devoted to the Office Building Project, (r) costs of any work, service or facilities performed for or furnished to any tenant at such tenant's expense, or (s) ground rent.

                  Operating Expenses shall not include (i), (ii) sales, rental and leasing costs and commissions, (iii) expenditures for capital improvements and replacements not described above, (iv), (vi) costs of any items to the extent Landlord is reimbursed by insurance or condemnation proceeds, tenants or third parties, and (vii) depreciation.

         5.5 REAL ESTATE TAXES. As used herein, the term "real estate taxes" means all real estate taxes which, for the purposes of this Paragraph, shall mean all real property taxes and personal property taxes, charges, and assessments which are levied, assessed upon or imposed by an governmental authority during any calendar year of the term hereof with respect to the Office Building and the land on which the Office Building is located and any improvements, including, but not limited to, fixtures and equipment and all other property of Landlord, real or personal, located in the Office Building and used in connection with the operation of the Office Building and any tax which shall be levied or assessed in addition to or in lieu of such real or personal property taxes and any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Office Building. Landlord shall have the right to institute a tax appeal on behalf of all Tenants of the Office Building, the cost of said appeal shall be borne pro-rata by Tenant. In addition, Landlord shall institute such a tax appeal if requested by Tenant. In the event the tax contest results in a reduction in taxes already paid, Tenant shall receive such refund amount as a lump sum payment from Landlord when Landlord receives such payment from the taxing authority.

         5.6 RENT (Fixed and Additional) shall be paid in full in U.S. Dollars at Landlord's address, without notice or demand, and without abatement, deduction, suspension, offset, counterclaim or defense of any kind or nature whatsoever except as may be specifically allowed herein or pursuant to applicable law.

         5.7 LATE FEE PAYMENT. If Tenant fails to pay any installment of Rent within ten (10) days after the due date (the "Late Payment Date"), then Tenant shall pay to Landlord, without notice or demand, as Additional Rent hereunder, a late payment fee equal to one percent (1%) of the unpaid amount; provided, however, if Tenant fails to pay any installment of Rent by the Late Payment Date twice in any twelve (12) month period then Tenant shall pay Landlord a late payment fee equal to five percent (5%) of the installment of Rent which is past due, which shall apply in lieu of the one percent (1%) fee. Tenant acknowledges that such amount is fair and reasonable estimate of the additional costs which Landlord will incur on account of such untimely payment.

         5.8 INTERRUPTION OF SERVICES. If for reasons within the control of Landlord and not caused





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by a force majeure event, any interruption, curtailment stoppage or suspension of the services or systems shall continue for more than ten (10) consecutive business days and shall render a substantial portion of the Premises unusable for Tenant's intended operations therein, then all monthly rent payable by Tenant shall abate beginning on the eleventh (11th) consecutive business day of such failure and shall continue until use of such portion of the Premises is restored.

6.       PARKING; SIGNS; DELIVERIES; ANTENNAE; EASEMENTS AND LICENSES

         6.1 All loading and unloading shall take place at the specified loading areas of the Office Building and shall not interfere with the operation of the Office Building Project or the businesses of other tenants. No trucks or delivery vehicles shall be parked outside of the Office Building or any adjacent building except when making a delivery or receiving goods for a delivery. Tenant, their respective agents, contractors or employees (collectively the "TENANT PARTIES") shall not park in driveways, loading areas or reserved parking spaces of other tenants of the Office Building Project. Landlord agrees that the Tenant's Parties, and other tenants within Building VII shall have the priority right over tenants in any other office building located within the Riverview Corporate Center to park within the Common Areas for Building VII. Landlord reserves the right to further reasonably regulate the activities of Tenant in regard to parking, deliveries and servicing of the Premises. Landlord shall provide Tenant with not less two hundred (200) parking spaces and for any additional space taken in the Office Building not less than four and 8/10 (4.8) parking spaces for every 1,000 square feet of additional Usable Square Feet occupied by Tenant. Such parking spaces shall be in the parking garage adjacent to the Office Building. Landlord shall provide Tenant with a minimum of fifteen
(15) reserved parking spaces in an area of the parking garage designated by Tenant, but in no event shall Tenant's reserved parking spaces be less than one half of the reserved parking spaces for the office Building.

         6.2 Except as otherwise provided herein, no awning, canopy, placard, exterior lighting (except for signage related lighting), aerial or antenna shall be placed, affixed or installed on the doors, roof or exterior walls or windows of the Office Building Project without Landlord's prior written consent. Landlord may remove, without notice to and at the sole expense of Tenant, any items installed without Landlord's prior written consent or which are being displayed in a manner inconsistent with this Agreement or the Rules and Regulations (hereinafter defined). Upon the Termination Date, Tenant, at its own cost and expenses, shall forthwith remove all placards, awnings, canopies, antennae and aerials and repair any damage to the Office Building Project resulting from such installation or removal.

         6.3 Tenant shall have the right to: (1) the right to install a sign on the exterior facia of the building with its name and logo (as to each of which Tenant shall be the sole person or entity with such right), (2) install its name and logo on any monument sign for the Office Building, and (3) have its sign on any sign directory that identifies tenants in the Office Building and signs as needed on its office doors, lobby directory and floor and directional listings. On any floor in which Tenant is located and is the sole Tenant or has more than one half (1/2) the Usable Square Feet, Tenant may, using Tenant's standard corporate signage and graphics, as they may change from time to time, install and maintain on or adjacent to entrances to the premises, tenant's name, numerals or log's designating the appropriate suite numbers, departments occupying such floors and such other information as Tenant may reasonably require. On all other floors, Tenant's signage shall be consistent with other Tenant's signage. Landlord shall, at Landlord's expense, install in the lobby of the Office Building, a building directory which shall contain a list of the Tenant's name and such other information as Tenant shall reasonably require including, at Tenant's option, the names of all of Tenant's businesses, related business entities, assignees, sublessees and their management. Tenant's signs relative space on any monument or exterior sign, and in such lobby directory shall be directly proportionate to the Tenant's Rentable Area in the Office Building as compared to the total rentable area of all space in the Office Building. Any signs shall be installed in accordance with (a) Landlord's consent, and (b) all necessary governmental and quasi-governmental




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

requirements affecting the Office Building Project. Except as otherwise provided herein, Tenant shall not permit any sign, decoration, lettering or advertising matter on the glass of any window or door of the Premises. Landlord shall not display the signs of any other tenant in the Office Building unless those signs are consistent with the sign criteria applied to Tenant's signs and Tenant's signs are given preferential display to Tenant's reasonable satisfaction. Landlord shall not change the name of the Office Building or otherwise name the Office Building without the Tenant's prior written consent.

         6.4 Tenant may install, maintain and replace from time to time a satellite dish or similar antennae device (hereinafter "Satellite Dish") on the roof of the Premises, subject to the following: (a) applicable governmental laws; and (b) the right of Landlord to supervise any roof penetrations. The Satellite Dish shall remain the exclusive property of the Tenant, and Tenant shall have the right to remove same at any time during the Lease Term. Tenant shall be responsible for any damage caused by the Satellite Dish and shall be responsible for removing such Satellite Dish at Tenant's expense on the Termination Date. Landlord must approve the location, which approval shall not be unreasonably withheld, delayed or conditioned.

7.       MAINTENANCE AND REPAIRS; TENANT'S ALTERATIONS; UTILITIES

         7.1 Landlord agrees to maintain and repair the Office Building Project in first class condition as for similar office buildings in the market area (including, without limitation, landscaping and parking areas and all heating, ventilating, air conditioning, plumbing, electrical and other utility systems servicing the Premises), but excluding (a) repairs required by any casualty or Taking (except as otherwise provided in Sections 11 or 12 below), (b) any special items and equipment installed by or at the expense of Tenant, and (c) any damage caused by any act or omission of Tenant or any other Tenant Party (except to the extent insurance proceeds are available pursuant to any insurance required to be maintained by Landlord hereunder). Landlord shall provide heat and air conditioning, 24 hours seven days a week for Tenant's 580 square feet of space located on the first floor which is utilized for electronics equipment at such temperature as is required in accordance with such equipment's technical specifications, and for all of Tenant's other space, as necessary for normal comfort, from 7 o'clock a.m. to 7:00 p.m. on non-holiday weekdays, and on Saturdays from 8 o'clock a.m. to 2 o'clock p.m.; if Tenant requires such services at additional times, Tenant shall be responsible for the reasonable cost thereof as determined by Landlord and provided to Tenant from time to time. Tenant shall be entitled to any bulk purchase discounts applicable to the building as a whole. Landlord shall provide twenty four hours per day, 365 days per year, electric lighting service for all public areas and service areas of the Premises. Landlord shall maintain, replace and repair the following: the HVAC, electrical, plumbing, mechanical systems, water and sewer, and other building systems, all utility lines, pipes and other facilities serving the Premises, all structural elements of the Premises, floor slab and all load bearing walls, including without limitation the foundation, roof and roof skin, gutters and downspouts and all common and public areas in the Project. In addition, Landlord shall maintain the common areas of the Project, the parking lot and all other improvements within the Project in good, safe and clean condition. If for reasons within the control of Landlord and not caused by a force majeure event, any interruption, curtailment stoppage or suspension of the services or systems to be provided by Landlord to Tenant hereunder shall render a substantial portion of the Premises unusable for Tenant's intended operations therein, then all monthly rent for the untenantable portion of the Premises shall abate beginning on the day of such failure and shall continue until use of such portion of the Premises is restored.

         7.2 Tenant may make any alterations it desires to the Premises provided that such Alterations do not adversely impact the value of the Premises and comply with the terms of this Agreement. All alterations, interior decorations, improvements or additions made to the Premises or the attachment of any fixtures or equipment thereto shall be performed at Tenant's sole cost and expenses by Landlord or, at Tenant's sole option, by Tenant. All Alterations by Tenant shall be performed and completed: (i) in accordance with plans and specifications submitted to Landlord, (ii) in a workman like manner, (iii) in compliance with applicable law, and (iv) using materials and installations consistent with the Office building's original building materials and installations. After completion, Tenant shall provide Landlord with one set of "as built" drawings of any Alterations. All alterations of the Premises, including Tenant's Fitout, which exceed in value Tenant's Fitout Allowance, may be removed by Tenant at Tenant's election at the expiration or sooner termination of this Agreement. Tenant agrees to reimburse and pay Landlord for the cost of removing same and repairing any damage to the Premises caused by said removal, except for damage caused by negligence of Landlord, or its agents, workmen and employees. In doing any such work of installation, removal, alteration or relocation, Tenant shall use due care to cause as little damage or injury as possible to the Premises or Office Building and to repair all damage or injury that may occur to the Premises or the Office in connection with such work. Any contractors employed by Tenant for such installations shall carry workman's compensation insurance, public liability insurance and property damage insurance in amounts, form and content as are acceptable to Tenant and are commonly maintained in the market where the Office Building is located. Notwithstanding the foregoing, Tenant shall have the right, following completion of the initial Tenant Fitout, to make without Landlords consent any alterations to the Premises costing less than $100,000 or which are of such a nature as to not require a building permit, provided such alterations do not materially and adversely affect the base building electrical, plumbing, HVAC, smoke evacuation, life safety or sprinkler systems; provided: (i) Tenant notifies Landlord in writing and furnishes Landlord with plans and specifications and the names of the contractors for all such alterations, and
(ii) Tenant provides Landlord after completion with as built plans and specifications of such Alterations. In no event shall Tenant be obligated to pay any charge to Landlord or an agent of Landlord for (i) supervision of any alterations or physical additions in or to the Premises made by Tenant, or (ii) review or approval of plans or specifications for or in connection with any alterations or physical additions in or to the Premises made or proposed by Tenant.

         7.3 Landlord shall not be liable in damages or otherwise in the event of any failure or interruption of any utility supplied to the Premises (whether or not provided by Landlord), and no such failure shall be deemed a constructive or actual eviction or a breach by Landlord or any covenant for quiet enjoyment or any other covenant in this Lease, nor entitle Tenant to terminate this Lease.

         7.4 Tenant shall provide, at Tenant's expense, janitorial service for the Premises. Landlord shall provide the service rendering the janitorial services to Tenant, with all necessary building access.

         7.5 Tenant shall (at no charge to Tenant) have access to all Office Building risers accessing floors occupied by Tenant and satellite dishes installed by Tenant. If Tenant leases a floor which is not directly connected to Tenant's other floors, then Landlord shall, at no cost to Tenant, provide access to those floors through the risers.

8.       TAXES

         8.1 Real Estate Taxes, attributable to the Office Building Project only and payable within the largest discount period, shall be included in Operating Expenses and paid by Tenant in accordance with Section 5 hereof.

         8.2 Tenant shall pay directly to the levying Governmental Authority prior to delinquency, all personal property taxes levied upon all of Tenant's trade fixtures, equipment and other personal property located on the Premises (collectively, "TENANT'S EQUIPMENT") and all other taxes which may be imposed, levied or assessed upon this Lease or upon any rental or other payments of any kind or nature whatsoever made hereunder or in connection herewith or with the conduct of Tenant's business operations. If any or all of Tenant's Equipment shall be assessed and taxed with Landlord's real or personal property, Tenant shall, within ten (10) days after written demand from Landlord, pay the amount of such taxes which are attributable to Tenant's Equipment, as reasonably determined by Landlord.

9.       INSURANCE

         9.1 Tenant agrees that it will carry and maintain during the entire Lease Term, at Tenant's sole expense, the following types of insurance, in the amounts specified and in the form hereinafter provided:

         (A)      Liability Insurance.

                  (I) Commercial General Liability Insurance with standard exclusions only in an amount of not less that $1,000,000, combined single limit ("CSL") for bodily injury and property damage and shall insure all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from operations at or relating to the Premises. Fire legal liability shall be maintained in the amount of $50,000.00 or such higher amount mutually agreed to by Landlord and Tenant.

                  (II) Commercial Automobile Liability including the ownership, maintenance and use of any motor vehicle owned, hired and non-owned in the following minimum amount: bodily injury/property damage, each occurrence, combined single limit of $1,000,000.00, including medical payments of $5,000.00 per person and uninsured motorists of $500,000.00 minimum.

                  (III) Workers' Compensation - the policy shall be in full compliance with all laws governing Workers' Compensation, including employer's liability insurance with limits of not less than $1,000,000.00.

         (B) Tenant's leasehold improvements, alterations or additions permitted under Article 7 hereof, and Tenant's trade fixtures, signs, and personal property from time to time in, on or upon the Premises, in an amount not less than ninety percent (90%) of their full replacement cost, including depreciation, from time to time during the Lease Term as covered in an "all risk" insurance policy. All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 11 hereof, whereupon all proceeds of insurance covering Tenant's leasehold improvements and any alterations or additions permitted under Article 7 hereof shall be payable to Landlord.

         9.2 (A) All policies of insurance required to be carried by Tenant, its agents, representatives or contractors, shall be issued by insurance companies with a general policy holder's rating of not less than A and a financial rating of not less than Class VII as rated in the most currently available A.M. Best's Insurance Reports and approved to do business in the state where the Premises are located. In the absence or discontinuation of such ratings, Tenant's insurance carrier's must be reputable carrier's with financial status's reasonably equivalent to such A.M. Best ratings.

                  (B) All such policies shall make Landlord, Landlord's agent,
J. McGarvey Construction Co. and Landlord's first mortgage or beneficiary additional insureds. Such policies shall be for the mutual and joint benefit and protection of Landlord, J. McGarvey Construction Co., Inc. and Landlord's first mortgagee or beneficiary. Landlord's interest in such policies shall be limited to Landlord's interest under this Agreement.

                  (C) Any such certificate shall include evidence of all requirements including without limitation, those which designate additional insured under Section 9.2(b), and which evidence Tenant's insurers' waivers of subrogation required under Section 9.5 and agreements to give the notices specified in Section 9.2(f).

                  (D) All liability (Commercial General Liability) and all property policies shall be written as primary policies and not contributing.

                  (E) All policies of insurance must contain a provision that the company writing said policy will give Landlord at least thirty (30) days notice, in writing in advance of any cancellation, lapse, and thirty (30) days notice of the effective date of any reduction in the amount of insurance (it being understood that Tenant shall have no right to reduce such policy).

         9.3      Landlord's Insurance Obligations

                  (A) Landlord shall maintain insurance coverages substantially similar to the insurance coverages set for above for Tenant, including, without limitation coverage of the Office Building of which the Premises are a part, including the leasehold improvements which are a part of the Plans and Specifications. Such coverage shall be written in an amount not less than all risks plus replacement cost (exclusive of excavations, foundations and footings). It shall provide protection against all risk and Flood insurance and such further insurance as Landlord or Landlord's lender deems necessary and desirable.

                  (B) Landlord's obligation to carry insurance as provided for herein may be brought within the coverage of a so-called blanket policy or policies carried and maintained by Landlord, as long as the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy or policies of insurance. If landlord carries insurance under a blanket policies or policies, the insurance coverage shall be allocated among the office buildings covered by such policy or policies, the insurance allocation among the office buildings covered by such policy or policies shall be prorated based an equitable basis consistent with industry practice. Landlord shall deliver to Tenant a certificate of insurance evidencing compliance with Landlord's insurance coverage requirements.

                  (C) Landlord's insurance shall not cover any item comprising Tenant's leasehold improvements, alterations or additions permitted under
Section 7 hereof, Tenant's trade fixtures, signs merchandise or other personal property.

         9.4      Insurance Use Restrictions

                  (A) Tenant shall pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire or any other peril normally covered by fire and extended coverage insurance that may be charged during the Lease Term on the amount of insurance to be carried by Landlord on the building of which the Premises are a part, which results from Tenant's doing any act in or about the Premises which is different than the permitted use described herein and which results in an increase in the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant.

                  (C) If Tenant installs upon the Premises any electrical equipment which constitutes an overload on the electrical lines of the Premises, Tenant shall, at its own expense, make whatever changes or provide whatever equipment safeguards are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction there over. Notwithstanding the above, Landlord warrants that the electrical service to the Premises is sufficient for the use described herein, including all Exhibits.

         9.5 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained herein, to the extent any such loss or damage is or could be covered by a standard broad form fire and extended coverage insurance or other casualty insurance carried or required to be carried under this Lease, each party hereby waives and releases any right it has against the other, on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective properties, the Premises or their contents, or to other portions of the Office Building Project. Landlord and Tenant will attempt to cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with damage to the Project or the Premises or any portions thereof or any personal property thereon; provided, however, that failure to obtain such endorsements shall not affect the release hereinabove given.

10.       INDEMNITY

         10.1 TENANT INDEMNIFICATION OF LANDLORD. Tenant assumes the risk of, and shall indemnify and hold Landlord (including its members, officers, partners, employees, and agents) harmless for, from and against any and all claims, demands, actions, damages, injuries, judgments, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and court costs) arising out of , related to or incurred in connection with any of the following occurring during the Term, except to the extent caused by Landlord's negligence, intentional misconduct, or the failure to perform its obligations under this Lease: (a) anything done in, on or about the Premises (including, without limitation, the making of repairs or Alterations) by Tenant or other Tenant Party, (b) any use, non-use, misuse, condition, operation, maintenance or repair of the Premises or any part thereof, by Tenant or other Tenant Party, (c) any injury or death to any person or any loss, damage or destruction to any property occurring in, on or about the Premises caused in whole or part by an act or omission of Tenant or other Tenant Party, (d) any injury, death, damage, loss or destruction occurring anywhere else in, on or about the Office building Project occasioned wholly or in part by any act or omission of Tenant or any other Tenant Party, (e) any spill, leakage, discharge or seepage of pollutants, or radioactive, hazardous or toxic chemicals, materials, waste or substances, or other matters affecting air, ground, water and/or environmental quality or safety caused by acts or omissions of Tenant or any other Tenant Party, and/or (f) subject to the waiver of subrogation contained in Section 9.5 above, any negligent, willful, intentional or other tortious act committed by Tenant or any other Tenant Party. If any action or proceeding is brought against Landlord by reason of any of the foregoing, Tenant shall, at its sole expense, defend the same by counsel selected by Tenant. Notwithstanding any other provision of this Section 10.1, Tenant shall not indemnify Landlord for any consequential, special or indirect damages.

         10.2 LANDLORD INDEMNIFICATION OF TENANT. Landlord assumes the risk of, and shall indemnify and hold Tenant (including its members, officers, partners, employees, and agents) harmless for, from and against any and all claims, demands, actions, damages, injuries, judgments, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and court costs) arising out of , related to or incurred in connection with any of the following occurring during the Term, except to the extent caused by Tenant's negligence, intentional misconduct, or the failure to perform its obligations under this Lease: (a) anything done in, on or about the Premises (including, without limitation, the making of repairs or Alterations) other than by Tenant or other Tenant Party, (b) any use, non-use, misuse, condition, operation, maintenance or repair of the Premises or any part thereof, by any person other than Tenant or other Tenant Party, (c) any injury or death to any person or any loss, damage or destruction to any property occurring in, on or about the Premises caused in whole or part by an act or omission of any person other than Tenant or other Tenant Party, (d) any injury, death, damage, loss or destruction occurring anywhere else in, on or about the Office building Project occasioned wholly or in part by any act or omission of any party other than Tenant or any other Tenant Party, (e) any spill, leakage, discharge or seepage of pollutants, or radioactive, hazardous or toxic chemicals, materials, waste or substances, or other matters affecting air, ground, water and/or environmental quality or safety caused by acts or omissions of any person other than Tenant or any other Tenant Party, and/or (f) subject to the waiver of subrogation contained in Section 9.5 above, any negligent, willful, intentional or other tortious act committed by any person other than Tenant or any other Tenant Party. If any action or proceeding is brought against Landlord by reason of any of the foregoing, Tenant shall, at its sole expense, defend the same by counsel selected by Tenant. Notwithstanding any other provision of this Section 10.1, Tenant shall not indemnify Landlord for any consequential, special or indirect damages.

         10.3 The provisions of this Section 10 shall (a) not in any way be affected by the absence in any case of any covering insurance or the failure or refusal of any insurance company to perform any obligation on its part, and (b) shall survive the termination of this Lease.

11.      DAMAGE AND DESTRUCTION

         11.1 In the event of any destruction, loss or damage to all or any portion of the Premises, Office Building or Common Areas (a "Casualty") due to fire, flood, earthquake or other casualty, Tenant shall give immediate Notice thereof to Landlord. Landlord shall, subject to the provisions of Section 11.2 below and to Unavoidable Delays, at Landlord's expense (unless the destruction, loss or damage was caused by an act or omission of Tenant or any other Tenant Party, in which event the repairs shall be at Tenant's expense), as soon as commercially possible proceed to repair the Premises, Tenant's Fitout, Office Building or Common Areas or the portions thereof so affected as nearly as practical to the same condition that existed immediately prior to the occurrence of such Casualty; provided, however, that in no event shall the scope of Landlord's repair obligations exceed the scope of Tenant's Fitout in initially constructing the Office Building and common areas. At the same time, Tenant may, at its own expense, cause to be repaired any lost, damaged or destroyed Alterations and Tenant's Equipment. Tenant shall comply with the provisions of Sections 7.2 (b) hereof in making such repairs. Except as otherwise provided in
Section 11.2 below, no Casualty occurring to the Premises or Office Building Project or any part thereof, shall (a) relieve Tenant from any of its obligations under this Lease, (b) constitute an actual or constructive eviction,
(c) entitle or permit Tenant to terminate this Lease or to quit or surrender the Premises or any part thereof, or (d) entitle Tenant to receive any suspension, diminution, abatement or reduction of Rent or any of its other obligations hereunder, and Tenant hereby waives any rights now or hereafter conferred upon it by statute or otherwise to that effect, and agrees that such event shall be governed by the terms of this Lease; provided, however, that to the extent Landlord received and retained proceeds of any loss of rents insurance attributable to the Premises, Tenant shall be entitled to a credit therefor against its obligations under this Lease to pay Rent. Notwithstanding any other provision of Section 11.1, Landlord shall repair all damage from a casualty within 180 days.

         11.2 Either party may notify the other party if at any time during the Term (a) so much of the total floor area of the Premises so as to render the remainder unsuitable for Tenant's intended use or more than thirty percent (30%) of the Common Areas has been materially damaged by any Casualty, and (b) repair of such damage cannot be commenced within ninety (90) days and completed within a total of six (6) months of the occurrence and be repaired to substantially the same condition that existed immediately prior to the Casualty. Within thirty
(30) days after such Notice, either Landlord or Tenant may terminate this Lease by written Notice specifying a termination date of not less than thirty (30) days thereafter. If such Notice is given, then (i) this Lease shall terminate on the date specified in the Notice, (ii) Tenant shall pay all Rent and other amounts due through such specified termination date, and any payments of Rent and other amounts previously made by Tenant for any period subsequent to such date shall, so long as no Event of Default then exists hereunder, be returned to Tenant after first deducting therefrom all amounts owed by Tenant, (iii) all insurance proceeds relating to the Office Building Project shall be paid to and retained by Landlord (excepting only insurance proceeds relating to Tenant's Equipment, which shall be paid to and retained by Tenant), and (iv) Landlord shall have no obligation to repair the Office Building Project or any portion thereof.

         11.3 Tenant agrees that (a) Landlord shall not be liable for any loss of use of the Premises or Common Areas or Tenant's Equipment or any inconvenience to Tenant or interruption of Tenant's business resulting in any way from any Casualty or the repair thereof, and (b) Landlord will not carry insurance of any kind on Tenant's Equipment or any Alterations made by Tenant, and Landlord shall not be obligated to repair or replace the same or bear any risk or loss with respect thereto.

         11.4 If this Lease expires or terminates prior to the repair of the Premises, Landlord shall be entitled to the unexpended balance of insurance proceeds from policies maintained by Landlord.

12.      CONDEMNATION

         12.1 If at any time during the Term so much Premises are taken by condemnation so as to render the remainder unsuitable for Tenant's intended use or fifteen percent (15%) of the Common Areas is permanently taken for any public or quasi-public purpose by condemnation or eminent domain or by agreement in lieu thereof (a "TAKING"), then (a) this Lease shall terminate on the date of such Taking, (b) Tenant shall pay all Rent and other amounts due through such termination date, and any payments of Rent and other amounts previously made by Tenant for any period subsequent to such termination date shall, so long as no Event of Default then exists hereunder, be returned to Tenant after first deducting therefrom all amounts owed by Tenant, and (c) Landlord shall be entitled to the entire award for the fee interest in the Office Building Project plus the value of the Tenant Fit Out as of the date prescribed in the Taking, but the Tenant reserves its right to make any claim against the condemning authority for any damages it may suffer for the value of the unexpired portion of the Term. Tenant shall be entitled to any award for the fair value of Tenant's any tenant Improvements paid for by Tenant.

         12.2 If at any time during the Term there is a Taking of less than thirty percent (30%) of the Premises or Office Building (a "PARTIAL TAKING") and provided the remainder of the Premises and Office Building is suitable for Tenant's intended use, then (a) this Lease shall continue in full force and effect, (b) Landlord shall as soon as reasonably possible, at its sole cost and expense, commence any necessary repairs to the remaining portion of the Office Building Project and such repairs shall be completed within ninety (90) days after the date such repairs actually, or should have, commenced, (c) Tenant's obligations to pay Rent and to perform its other obligations hereunder shall continue, except that Rent shall be equitably adjusted to reflect the Rentable Area of the Premises from and after the Partial Taking, and (d) Landlord shall be entitled to the entire award for the fee interest in the Office Building Project less the portion of such award allocable to Tenant's Fitout and Alterations, but the Tenant reserves its right to make any claim against the condemning authority for any damages it may suffer for the value of the unexpired portion of the Term, provided that Tenant agrees that it will subordinate its claim arising out of such condemnation to a mortgage lender obtaining a mortgage on the Land if so required.

13.      COMMON AREAS OF RIVERVIEW CORPORATE CENTER

         13.1 During the Term, subject to the terms of this Lease, Tenant shall have the non-exclusive right to use the Common Areas and Riverview Corporate Center Common Areas, as such Common Areas and Riverview Corporate Center Common Areas may be enlarged or reduced from time to time. Landlord shall maintain such common areas in a manner consistent with Class A office space in the market in which the Office Building is located.

         13.2 Tenant shall not at any time interfere, or allow any other Tenant Parties to interfere, with the rights of Landlord or other persons or entities (including other tenants) to use any part of the Common Areas. Landlord shall have the right to regulate, by means of rules and regulations adopted in accordance with the CC&R's, the use of the Common Areas. Such rules and regulations shall be enforced in a manner consistent with the manner such rules and regulations are enforced against any other tenant of the Riverview Corporate Center. Prior to the commencement Date, Landlord shall adopt CC&R's in form and substance substantially similar to the draft provided to Tenant on July 18, 2001, with such changes thereto as Tenant may approve in writing in advance. After adoption and prior to the date Landlord turns over control of the association, Landlord shall not make any amendments or modifications to such CC&R's without Tenant's prior written consent. The Tenant approval referenced in this Section 13.2 shall not be unreasonably withheld or delayed.

14.      DISCHARGE OF LIENS

         14.1 Tenant shall neither create nor permit to be created or to remain
(a) any lien, encumbrance or other charge on the Office Building Project or any portion thereof, or (b) any other matter or thing which impairs Landlord's interests in the Office Building Project or any part thereof or in the income therefrom. Tenant shall, within thirty (30) days after Notice of any such lien, encumbrance, charge, matter or thing, cause the same to be fully removed, discharged and remedied; provided, however, Tenant may contest such liens provided that Tenant remove such liens or encumbrances by posting a satisfactory bond.

         14.2 Notice is hereby given, and Tenant shall cause all construction contracts to which it is a party to so provide, that (a) Landlord shall not be liable for any labor, materials or services furnished or to be furnished to Tenant, (b) all contractors, materialmen, suppliers and vendors performing any work and/or delivering any materials to the Premises for or on behalf of Tenant shall not look to Landlord, the Office Building Project or any of Landlord's other assets for payment therefor, and (c) no mechanic's, materialmen's or other lien for any such labor, materials or services shall attach to or affect the rights or interests of Landlord in this Lease or to any interest in the Office Building Project or any part thereof or any rentals therefrom.

15.      USE OF PREMISES

         15.1 Tenant shall use and occupy the Premises throughout the Term only for executive offices and general office, and any and all related uses, which shall include, without limitation, computer data processing and related functions and for no other purposes or uses whatsoever. Landlord represents and warrants to Tenant that Tenant's use is permitted under applicable law, the Ground Lease and Landlord's mortgage encumbering the Premises and the rules and regulations adopted by Landlord for the Office Building.

         15.2 Tenant shall not use or occupy or allow the Premises or any part thereof to be used or occupied in violation of the rules and regulations, or in contravention of any Law, Insurance Board Order, certificate of occupancy or other Permit covering or affecting the use or occupancy of the Office Building Project or any part thereof, or which interferes with the quiet enjoyment of the Office Building Project by Landlord or the other occupants or users thereof.

         15.3 Tenant shall keep the Premises free of any objectionable noises or odors, and shall neither dump nor store waste materials or refuse or allow the same to remain in, on or about any part of the Premises or the Office Building Project except in enclosed receptacles provided by Tenant and located in areas designated by Landlord.

16.      CONDITION OF TITLE TO PREMISES

         The Premises are leased to Tenant, and Tenant hereby accepts the same, subject to all liens, encumbrances, easements, restrictions, covenants, declarations and other matters of record, the Ground

Lease, and to all Laws of Governmental Authorities now or hereafter affecting or governing the Office Building Project or any portion thereof which are listed on the attached EXHIBIT I and for which copies have been delivered to Tenant (collectively, the "PERMITTED EXCEPTIONS"); provided however, that Landlord shall deliver a copy of the Ground Lease of Tenant and landlord shall cause the landlord under the Ground Lease to deliver to Tenant a non-disturbance agreement in form and substance satisfactory to Tenant.

17.      ENTRY ON PREMISES BY LANDLORD

         17.1 Tenant shall, following reasonable prior notice and accompanied by a representative of Tenant, permit Landlord and its authorized representatives and designees to enter the Premises for the purposes of (a) inspecting the same,
(b) monitoring Tenant's compliance with the terms and conditions of this Lease,
(c) posting notices to protect its rights, , (d) to the extent Landlord is obligated to perform under the provisions of this Lease or which may be necessary in case of emergency or by reason of Tenant's failure to make any repairs or perform any work which Tenant is obligated to perform hereunder, and
(f) exercising any of its rights or performing any of its obligations under this Lease.

         17.2 Landlord and its designees also shall have the right to enter the Premises at all reasonable times, upon twenty-four (24) hour advance notice and accompanied by a representative of Tenant, for the purpose of showing the Premises to mortgagees or to prospective purchasers of Landlord's interests in the Office Building Project or any part thereof and, during the six (6) months prior to the expiration of the Term, for the purpose of showing the same to prospective tenants. In either event, Landlord shall use reasonable efforts to avoid unreasonable interference with Tenant's business.

         17.3 Landlord's entry shall be permitted without the same constituting
(a) a forcible or unlawful entry into, or a detainer, of the Premises, (b) a constructive eviction of Tenant in whole or in part, (c) a nuisance, or (d) a breach of this Lease.

18.      LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

         If Tenant fails to perform any obligation under this Lease, Landlord may, at its option and upon thirty (30) days written notice (or immediately in the case of any emergency), cause the same to be performed for Tenant's account. In connection therewith, Landlord may enter upon the Premises and take such action, incur such reasonable expenses and employ such counsel as may be necessary or desirable therefor, all without waiving or curing Tenant's default in failing to do the same.

19.      COMPLIANCE WITH LAWS

         Tenant shall only be required to comply with laws, rules, orders, ordinances and regulations as are applicable to Tenant's use and occupancy of the Premises, or to Tenant Fitout or Alterations that are completed by Tenant or Tenant's contractors. It is the intent of the parties that Landlord shall, for example, be responsible for any laws, rules, ordinances, regulations, building code violations or other legal requirements ("Compliance") of any kind regarding construction and/or physical existence of the Premises that were undertaken by Landlord. Notwithstanding any other provision of this Lease, Tenant shall not be responsible for Compliance with: (i) any alterations required to comply with the Americans With Disabilities Act of 1990 (as amended from time to time, and the regulations promulgated thereunder), (ii) the construction, repair, alteration or construction or condition of the Office Building, or the Premises, except compliance by with respect to repairs, alterations or improvements to the Premises undertaken by Tenant, and (iii) environmental matters except with respect to goods and materials placed on the Premises by Tenant.

20.      SURRENDER OF PREMISES; HOLDING OVER

         20.1 Tenant shall, on the Termination Date or upon any re-entry of the Premises by Landlord, immediately and peaceably quit and surrender the Premises to Landlord or its designee, without fraud or delay, broom clean and in good working order, condition and repair, ordinary wear and tear excepted, free and clear of all tenancies, occupancies, liens, charges, encumbrances and other defects in title, except those to which Landlord has consented in writing. Tenant shall, upon the Termination Date or any re-entry by Landlord, remove all of Tenant's Equipment from the Premises and completely repair all damage to the Office Building Project or to any part thereof caused by such removal. . All other articles of personal property located at the Premises, including, without limitation (i) items owned by Landlord, (ii) items owned by third parties, and
(iii) all building equipment, facilities, fixtures, building machinery, utility systems and articles of personal property which have been built into or permanently affixed to the Premises at any time prior to or during the Term and which cannot be removed without material damage (in the reasonable opinion of Landlord) to the Premises, are expressly excluded from the definition of Tenant's Equipment and may not be removed by Tenant at any time prior to, at or after the Termination Date. All Tenant's Equipment which remains on the Premises after the Termination Date and Tenant fails to promptly remove such equipment upon demand by Landlord shall be deemed to have been abandoned and Landlord may, at its option (but subject to the rights of third parties), either cause such property to be placed into public storage for Tenant's account, retain the same as it own property or otherwise dispose of the same, in any case at Tenant's sole expense.

         20.2 Unless Landlord and Tenant are negotiating in good faith for an extension of this Lease, any holdover after the expiration of the Term with the written consent of Landlord shall be construed as a tenancy from month-to-month on the same terms and conditions as contained in this Lease, insofar as the same are applicable to a month-to-month tenancy, except that monthly Fixed Rent and Additional Rent shall be one hundred thirty five percent (135%) of the monthly Fixed Rent and Additional Rent for the last full month of the Term if Tenant holds over without the consent of Landlord. Any holdover after the expiration of the Term without the written consent of Landlord shall be construed to be a tenancy at sufferance on the same terms and conditions as contained in this Lease, insofar as the same are applicable to a tenancy at sufferance, except the monthly Fixed Rent.

21.      ASSIGNMENT AND SUBLETTING

         21.1 Tenant shall not, whether voluntarily, involuntarily or by operation of Law, convey, sell, assign, sublease, pledge, mortgage, or otherwise transfer this Lease, or any interest in the Premises, or enter into any agreement or make any arrangement to do any of the foregoing (any of the actions referred to in this sentence being hereinafter referred to as a "Transfer") without, in each instance, Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned provided (a) such transferee is a good credit risk based on reasonable credit criteria generally applied to the evaluation of prospective Tenant's, and (b) such transferee's use is consistent with Tenant's use as set forth herein. Any Transfer undertaken in violation of the provisions of this Section 21.1 shall be null and void and of no force or effect and, at Landlord's option, shall constitute an Event of Default hereunder. Whether or not Landlord has consented to any Transfer, Landlord may collect rent from the assignee, subtenant or occupant without such collection being deemed an acceptance or waiver of Landlord's right to consent to such Transfer. Each permitted transferee shall be required to execute, acknowledge and deliver to Landlord a written instrument wherein such Transferee unconditionally assumes and agrees to perform all of the obligations of the Tenant under this Lease and recognizes and consents to the exercise of all of Landlord's rights and remedies hereunder. Notwithstanding anything to the contrary in the Lease, Tenant may assign, sublet or otherwise transfer its interest in the Lease, without Landlord's consent, written or otherwise, to any parent, subsidiary or affiliate of Tenant, or to a corporation or other business entity with which Tenant may merge or consolidate and there shall be no recapture right in connection with such assignment and there shall not be any recapture rights in connection with any such assignments, sublets or transfers. This Lease shall not restrict or purport to restrict or refer in any manner to a change in control or change in shareholders, directors, management or organization of Tenant, or any subsidiary, affiliate or parent of Tenant, or to the issuance, sale, purchase, public offering, disposition or recapitalization of the capital stock of Tenant, or any subsidiary, affiliate or parent of Tenant. All other assignments shall be subject to the approval of Landlord, which shall not be unreasonably withheld, delayed or conditioned.

         21.2 Landlord shall not be required to consider any request for consent to a proposed Transfer unless Landlord is first given fifteen (15) days' prior Notice of the particulars of such proposed Transfer, including, without limitation, a description of the nature and character of the proposed transferee's business, and such financial and other data and information concerning the proposed Transfer and transferee as Landlord may reasonably request and which are consistent with the scope of Landlord's consent rights.

22. CONVEYANCES OF LANDLORD'S INTERESTS IN THE OFFICE BUILDING PROJECT; LANDLORD'S MORTGAGES; SUBORDINATION

         22.1 Landlord reserves the right at any time and from time to time to ground lease or to place one or more Landlord's mortgages on all or any part of the Office Building Project provided that such mortgages do not exceed the fair market value of the Office Building Project at such time, or if the Office Building Project is part of collateral package consisting of multiple properties which secure a loan, that the release price for the Office Building Project does not exceed the fair market value of the property. Tenant understands and agrees that this Lease, at Landlord's option, shall be subject and subordinate in lien to each and every Landlord's Mortgage which now is or hereafter may be placed by Landlord on the Office Building Project or any part thereof, and to all increases, renewals, modifications, consolidations, spreadings, replacements and extensions thereof, irrespective of their respective dates of recording. By way of example and not limitation, if required by a Landlord's Mortgage (a) Tenant will recognize as Landlord and attorn to such Landlord's Mortgagee or any purchaser at a foreclosure sale or at a public or private sale by a trustee, (b) no pre-payment of Rent more than two months prior to its due date will be binding upon such Landlord's Mortgagee, and (c) no amendment or surrender of this Lease without the consent of such Landlord's Mortgagee shall be binding upon such Landlord's Mortgagee provided Tenant had been supplied with the name and address of Landlord's Mortgagee. Tenant's obligations under this section are subject to Landlord causing it's Mortgagee to execute and deliver to Tenant a subordination and nondisturbance agreement which is form and substance reasonably satisfactory to Tenant.

         22.2 Landlord will provide to Tenant a non-disturbance agreement in the form and content satisfactory to Tenant by each mortgagee or such other forms as shall be reasonably satisfactory too Tenant and in any event shall specifically include provisions that, in the case of a deed of trust or mortgage, in the event of any foreclosure or other enforcement under the mortgage or deed of trust, either by judicial proceeding or by power of sale, or if conveyance or transfer of the Office Building Project shall be made in lieu of foreclosure, or in the case of a lease, in the event of any termination of the lease for any reason (whether or not because of exercise by lessor of any right or remedy) or any enforcement of remedies by the lessor thereof (any such foreclosure or conveyance in lieu of foreclosure, and any such lease termination or enforcement of lease remedies, being herein referred to as "Enforcement"), then this Lease shall not be terminated as a result of such Enforcement, and the fact that this Lease is subordinate to the deed of trust mortgage or lease (as the case may be), this Lease shall continue in full force and effect as a binding lease agreement between Owner and Tenant in accordance with its provisions, and the right of Tenant under this Lease shall not be interfered with nor disturbed by any party owning the Project or any interest therein as a result of Enforcement, or such party's successors and assigns (any such owner, and its successors and assigns, being herein called "Owner"). However, nothing herein shall negate the right of Owner to exercise the rights and remedies of Landlord under this Lease, including without limitation the right to terminate this Lease as provided herein in the event of an Event of Default by Tenant under this Lease, such Enforcement shall not operate to waive or abate any action initiated by Landlord under this Lease to terminate the same on account of such Event of Default. Tenant agrees to subordinate its interest under this Lease to any ground lease, mortgage or deed of trust lien hereafter placed on the Project, provided that as a condition to such subordination, the party to whose interest Tenant subordinates its interest hereunder shall execute and deliver to Tenant a non-disturbance agreement meeting the requirements of this Section.

         22.3 Tenant agrees that so long as any Landlord's Mortgage shall be an outstanding lien against the Office Building Project to the extent termination is provided in this Lease, Tenant shall give written notice of such violation to each Landlord's Mortgagee, and such Landlord's Mortgagee, and such Landlord's Mortgagee shall have a reasonable time (but not less than thirty (30) days after such notice) within which to remedy such violation or to begin the process of covering such violation.

         22.4 Except with respect to Tenant's purchase option described in
Section 36 of this agreement, nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect Landlord's absolute right at any time and from time to time to convey, sell, assign, encumber or otherwise transfer all or any portion of Landlord's interests in the Office Building Project (subject to this Lease) or to assign, pledge or give a security interest in all or any portion of its interest in this Lease and/or in all or any portion of the Rent in accordance with the terms and conditions of Tenant's option to purchase. Tenant shall recognize and honor any such sale, assignment, encumbrance or transfer of which it receives Notice. Following any absolute transfer, all liabilities and obligations on the part of the Landlord thereafter accruing shall terminate (including, without limitation, the obligation, if any, to return any funds held by it hereunder) provided the same are actually delivered by Landlord to its Transferee.

         22.5 Tenant understands and agrees that this Lease is and shall be subject and subordinate to any and all Declarations of Covenants, Conditions and Restrictions, Reciprocal Easement Agreements and other similar documents, and to all amendments thereof (collectively, the "CC&Rs"), which now are or any time hereafter affect the Office Building Project or any part thereof, irrespective of their respective dates of recording, provided, however that the CC&Rs shall not unreasonable impair the intended use of the Premises by Tenant. Tenant shall not use or occupy the Premises, or allow the same to be used or occupied, in any manner which would cause a default, or an event which with the giving of notice or passage of time or both would constitute a default, under the CC&Rs. Tenant agrees to execute, acknowledge and deliver any instrument without charge, which may be deemed reasonably necessary or desirable by Landlord to further effect the subordination of this Lease and Tenant's interest hereunder to all such CC&Rs.

23.      DEFAULT PROVISIONS

         23.1 Each of the following shall constitute a material breach of this Lease and an event of default by Tenant ("EVENT OF DEFAULT") hereunder:

                  (A) Tenant's failure to pay any installment of Rent within fifteen (15) days of receipt of Notice of non-payment; or

                  (B) Tenant violates, breaches or fails to comply with any other term, condition or provision of this Lease, and Tenant fails to cure such violation, breach or non-compliance within thirty (30) days after Notice from Landlord specifying such violation, breach or non-compliance; provided, however, if such violation, breach or non-compliance (excluding the non-payment of any sum due Landlord hereunder) cannot reasonably be cured within such thirty (30) day period and Tenant commences such cure promptly upon receipt of such notice and thereafter diligently and continuously takes such action as may be necessary to effect such cure, then Tenant shall have such longer period of time, as may be reasonably necessary to cure such violation, breach or non-compliance, it being understood that the cure provisions of this Section 23.1(b) shall not apply to any of the other Events of Default provided for in this Section 23.1; or

                  (C) If Tenant (a "Debtor") shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy code or any other present or future applicable Law ("Bankruptcy Law"), or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of such Debtor or of all or any substantial part of its properties or of Tenant's interests in the Premises or any portion thereof, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as the same become due; or

                  (D) If, within ninety (90) days after the commencement of any proceedings against any Debtor seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any Bankruptcy Law, such proceedings shall not have been finally vacated and dismissed; or if , within sixty (60) days after the appointment, without the consent or acquiescence of any Debtor, of any trustee, custodian, receiver or liquidator of such Debtor or of all or any substantial part of its property or of Tenant's interests in the Premises or any portion thereof, such appointment shall not have been finally vacated and dismissed; or if, within thirty (30) days after the levying or fixing of any order or writ of execution, warrant, attachment or garnishment against Tenant's interests in the Premises or any portion thereof, or against any Debtor, such order or writ shall not have been finally vacated and dismissed; or

                  (E) If Tenant commits waste or otherwise breaches any of the covenants contained in Sections 15 or 19 hereof, and Tenant fails to cure such violation, breach or non-compliance within thirty (30) days after Notice from Landlord specifying such violation, breach or non-compliance.

         23.2 Upon the occurrence of any Event of Default and at any time thereafter, Landlord may, but shall not be required to, exercise any of the following remedies, in addition to any others now or hereafter available to Landlord at law or in equity, without such exercise being deemed (a) an acceptance of surrender of the Premises, (b) a discharge of Tenant from liability hereunder, or (c) a termination of this Lease (which only may occur by Landlord's giving the notice referred to in Section 23.2(e) below):

                  (A) Re-enter and repossess the Premises or any part thereof by all lawful means, and dispossess and remove Tenant and all other Persons and property from the Premises, without liability therefor or for any loss or damage occurring in connection therewith and without being deemed guilty of trespass and without prejudice to any remedies which otherwise may be available to Landlord. In no event shall any re-entry be deemed an acceptance of surrender of the Premises and/or this Lease or construed as an election on Landlord's part to terminate this Lease (which only may occur by Landlord's giving the notice referred to in Section 23.2(e)below); nor shall it absolve or discharge Tenant from liability under this Lease. Notwithstanding any such re-entry, or reletting pursuant to Section 23.2(b) below, Landlord may, at any time thereafter, elect to terminate this Lease for any future Event of Default.

                  (B) Attempt to re-let the Premises or any part thereof in the name of Landlord, Tenant or otherwise, for such term or terms (which may be greater or less that the period, which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) as Landlord, in its sole and absolute discretion, may determine, and collect and receive the rent therefor. In no event, however, shall Landlord be under any obligation to re-let the Premises or any part thereof other than to make reasonable efforts to do so and to mitigate its damages, and Landlord shall in no way be responsible or liable for any failure to re-let or for any failure to collect any rent due upon any such re-letting. Landlord, at Landlord's option, may make such renovations and repairs and other physical changes in and to the Premises as Landlord, in its sole and absolute discretion, considers advisable or necessary in connection with any such re-letting or proposed re-letting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord may recover from Tenant Landlord's costs associated with the reasonable alteration or repair of the Premises that is necessary and proper in connection with preparing the Premises for reletting as office space; provided, however, (1) such right of recovery shall be limited to an initial amount of sixty percent (60%) of the Tenant Improvement Allowance in the first year of the Term and reduced by twenty percent (20%) per Lease year for each lease year thereafter such that in the sixth year of the lease Term landlord shall not be entitled to any recovery for such costs and expenses, and (2) such right of recovery shall not apply in the event of the termination of the Lease for any reason in accordance with Sections 11 (Damage or Destruction) or 12 (Condemnation) of this Lease.

                  (C) Bring suit to recover possession of the Premises and/or to collect all Rent and other sums and charges payable by Tenant hereunder and/or to specifically enforce any provision hereof and/or to seek damages.

                  (D) Collect, by suit or otherwise, each installment of Rent (together with other sums payable by Tenant hereunder) as they became due, and/or any deficiency (the "DEFICIENCY") between the Rent and the net proceeds of any re-letting of the Premises (after first deducting from any re-letting proceeds all of Landlord's reasonable expenses in connection with such re-entry and/or re-letting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, reasonable attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such re-letting). In any proceeding to enforce its rights and remedies under this Lease, Landlord shall be entitled to collect all costs and expenses incurred by Landlord, including, without limitation, attorneys' fees and experts' fees. Landlord shall be entitled to recover all such amounts monthly or as the same shall arise and not suit to collect such amounts for any period shall prejudice Landlord's right to collect such amounts for any prior or subsequent period by a similar proceeding. Alternatively, Landlord shall have the right to (a) accumulate such amounts and sue to recover the same from time to time as Landlord may determine, or (b) accelerate Rent due hereunder for a period of up to one (1) year from the period any Rent is past due and unpaid. Except as expressly set forth herein, in no event shall Tenant be entitled to a credit in respect of any proceeds from any re-letting and then only to the extent that such proceeds are actually received by Landlord. Notwithstanding any other provision of this Agreement, Landlord shall not have (and hereby waives same if provided by applicable law) any right to accelerate rent and all other amounts payable by Tenant hereunder. Landlord shall not have the right to sue Tenant for any consequential, punitive or special damages (including, without limitation, any claims for lost profits and/or lost business opportunity), or sue Tenant for the cost to renovate the Premises for any prospective tenant except as described in Section 23.2(b) above. In the event of any default by Tenant under this Lease, Landlord shall use commercially reasonable efforts to mitigate its damages.

         23.3 Tenant, for and on behalf of itself and all Persons claiming by, through or under Tenant (including, without limitation, Tenant's trustee-in-bankruptcy and all of Tenant's creditors), hereby expressly waives, so far as permitted by law, any and all rights which Tenant and all such Persons have to (a) have a jury determine any issue in dispute between Landlord and Tenant, (b) redeem the Premises or any portion thereof, (c) re-enter or repossess the Premises or any portion thereof, and (d) restore the operation of this Lease after Tenant shall have been dispossessed by a judgment, writ or other court order, or after any re-entry or repossession by Landlord, or after any termination of this Lease, whether such dispossession, re-entry or termination shall be by operation of law or pursuant to the provisions of this Lease. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease, are not and shall not be deemed to be restricted to their technical legal meanings.

         23.4 If, following the occurrence of any Event of Default hereunder, Landlord elects not to terminate this Lease or if this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds (including interest earned thereon, if any) then held by Landlord or a Landlord's Mortgagee in which Tenant has an interest may be applied by Landlord for the purposes of curing any Event of Default and/or to pay any damages to which Landlord is entitled hereunder. If this Lease is terminated, the balance remaining, if any, shall be paid to Tenant.

         23.5 Landlord will not be deemed in default under this Lease unless Landlord violates, breaches or fails to comply with any term, condition or provision of this Lease, and Landlord fails to cure such violation, breach or non-compliance within thirty (30) days after Notice from Tenant specifying such violation, breach or non-compliance; provided, however, if such violation, breach or non-compliance cannot reasonably be cured within such thirty (30) day period and Landlord commences such cure promptly upon receipt of such Notice and thereafter diligently and continuously takes such action as may be necessary to effect such cure, then Landlord shall have such longer period of time (not to exceed sixty (60) days), as may be reasonably necessary to cure such violation, breach or non-compliance. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to all limitations set forth elsewhere in this Lease.

24.      ESTOPPEL CERTIFICATES

         At any time during the Term, each party shall, within fifteen (15) days after the other party's request, accurately complete, execute and return to the other party an estoppel certificate concerning the status of the Premises and this Lease as each party reasonably request. Each party's failure to do so shall be an Event of Default hereunder. All such statements and/or certificates may be conclusively relied upon by either party and/or any purchaser, encumbrancer, or lender of a party's interest in the Office Building Project.

25.       BROKERAGE

         Tenant warrants to Landlord that Tenant dealt and negotiated solely and only with Landlord for the Lease and with no other broker, firm, company or person except: Select Real Estate by Stephanie Miller, Inc. Tenant (for good and valuable consideration) shall indemnify and hold Landlord harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted against Landlord by reasons of the falsity or error of its own aforesaid warranty. Landlord shall be solely responsible for all commissions due to Select Real Estate by Stephanie Miller, Inc. pursuant to a separate written brokerage agreement which shall survive the termination of this Lease.

26.      QUIET ENJOYMENT

         Landlord covenants that Tenant, upon paying all Rent as provided herein and upon complying with all of its obligations hereunder, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation by Landlord or by anyone lawfully claiming by, through or under Landlord, subject, however, to the terms and conditions of this Lease.

27.      ADDITIONAL REPRESENTATIONS AND WARRANTIES

         27.1 Tenant hereby represents and warrants to Landlord that (a) the person executing and delivering this Lease on Tenant's behalf has been duly authorized to do so, (b) Tenant has full power, right and legal capacity to enter into this Lease and to fully perform all of its obligations hereunder, (c) if

Tenant is other than an individual, the exercise of such rights and powers has been duly authorized by all requisite actions (and consented to by all necessary third parties, if any), and (d) this Lease is binding upon Tenant in accordance with its terms.

         27.2 Landlord represents and warrants to Tenant that (a) the person executing and delivering this Lease on Landlord's behalf has been authorized to do so, (b) it has authority to enter into this Lease, (c) to the best of its knowledge, there are no pending or threatened condemnation proceedings affecting all or any portion of the Premises, (d) to the best of Landlord's knowledge, the use of the Premises by Tenant strictly in accordance with the provisions of
Section 15.1 hereof will not violate or be prohibited by any Law or CC&R's in effect on the Lease Date, (e) the Office Building Project is in full compliance, or will be once completed, with all applicable federal, state, and local laws, ordinances, orders, rules, or regulations with respect to zoning, subdivision, building, safety, fire protection, public access, or environmental matters, and
(f) the ground lease landlord under the Ground Lease has consented to this Lease.

28.       LIMITATION OF LIABILITY

         Tenant agrees that (a) the obligations of Landlord under this Lease do not constitute personal obligations of Landlord or of any members, directors, officers, partners or shareholders of Landlord, (b) Tenant and all Persons claiming by, through or under Tenant shall look solely to Landlord's interests in the Office Building Project, and not to any other assets of Landlord or any of its members, officers, directors, partners or shareholders for satisfaction of any liability of Landlord with respect to this Lease, and (c) Tenant shall not seek recourse against any of such members, directors, officers, partners or shareholders or against any of their personal assets or any of Landlord's other assets for such satisfaction, in the absence of fraud.

29.      CONSENTS

         Each of Landlord and Tenant agrees that with respect to any approval or consent required of it under this Lease as to which such party has expressly agreed that it may not unreasonably withhold or delay such consent or approval, it shall, within ten (10) days after receipt of any request for consent or approval (except when another response time is specified in this Lease, in which event such other time shall govern), respond in writing either granting or denying the same and, if denied, stating therein with particularity the basis for such denial. Failure to timely deny any such request shall be deemed to be an approval thereof. No consent or approval by Landlord or Tenant shall be deemed to waive or render unnecessary such party's consent or approval of any subsequent similar act by the other party.

30.      UNAVOIDABLE DELAYS

         Each of Landlord and Tenant agree that the other party's failure to meet any of its obligations hereunder solely on account of the occurrence of Unavoidable Delays shall not be deemed to be a default in the performance thereof and that the applicable time limit with respect thereto shall be extended for the same amount of time as that lost on account of the Unavoidable Delays; provided, however, that no such extension shall apply to (a) extend the time when any payment of Rent or any other sum is due from Tenant hereunder, or
(b) extend the length of the Term hereof. Each party further covenants that it will use reasonable efforts to shorten any Unavoidable Delays, provided the ability to do so is within such party's reasonable control. Notwithstanding anything to the contrary contained in this Lease or any exhibit hereto, governmental restriction or delay (including any delay by any governmental authority with respect to approval of plans and specifications and/or the issuance of permits for Tenant's Work) shall not be deemed Unavoidable Delays.

31.      ENVIRONMENTAL LIABILITIES

If at any time during the Term of this Lease hazardous substances are discovered on or under the Premises, the Office Building, or the Project (the "Property") in violation of any Environmental Law and such violation is not caused by the acts of Tenant ("Environmental Violation"), then Landlord shall indemnify Tenant against any and all loss, damages, claims or costs incurred by Tenant as a result of such violation, and upon notice of same from Tenant, promptly remove or otherwise eliminate the Environmental Violation from the Property in accordance with all applicable laws ("Remedial Action") and without cost to Tenant or interference with Tenant's use of the Premises. If Tenant's business operations are materially affected by Landlord's Remedial Action, then Tenant shall not be required to pay rent or any other charges payable by Tenant hereunder until such time as Landlord has completed its Remedial Action and Tenant can resume its normal business operations. Further, if Tenant's business operations are materially affected by Landlord's Remedial action for a period of more than one hundred eighty (180) days, then Tenant shall have the right to either (a) abate all rental payments until all loss, cost and expense incurred by Tenant in connection therewith have been reimbursed, and (b) terminate this Lease.

         Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all damage, claim, liability or loss, including reasonable attorneys' and other fees arising out of the generation, treatment, storage or disposal of Hazardous Substances by Tenant, its employees, agents and contractors in the Premises.

32. RULES AND REGULATIONS. Tenant shall comply with, and shall use its reasonable efforts cause its employees, agents, visitors and invitees to comply with, the rules and regulations of the Office Building set forth in the attached EXHIBIT J. Landlord may makes changes and alterations to such rules and regulations as are reasonably necessary for the safety, protection, care and cleanliness of the Premises, the Office Building Project and the operation thereof, the preservation of good order therein and the comfort of the tenants in the Office Building consistent with class a building standards. In the event of a conflict between the provisions of such rules and regulations and the terms of this Lease, each as amended, the terms of this Lease shall control. Landlord shall use reasonable efforts to cause the tenants of the Office Building, and their employees, agents, visitors and invitees, to comply with such rules and regulations, as amended. Landlord shall not enforce such rules and regulations, as amended, with respect to Tenant in a manner that is more restrictive than the manner they are enforced as to any other tenant of the Office Building, or in a manner which would materially and adversely impact Tenant's enjoyment of the Premises.

33.      MISCELLANEOUS

         33.1 Time is of the essence of this Lease and each and every provision hereof. All references to days hereunder refers to calendar days, however, if the time for the performance of any obligation hereunder expires on a day other than a business day (any day other than a Saturday, Sunday or state or federal legal holiday), the time for performance shall be extended to the next succeeding day which is a business day.

         33.2 No surrender or termination of this Lease, other than one occurring at the natural end of the Term, shall operate as a merger of Landlord's and Tenant's estates in the Premises, but instead shall, at Landlord's option, either terminate any or all existing subleases or act as an assignment to Landlord of any or all of the same.

         33.3 Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, principal and agent, or any other relationship between Landlord and Tenant, other than that of Lessor and Tenant, or cause Landlord to be responsible in any way for the debts or obligations of Tenant.

         33.4 In the event suit is brought or an attorney is retained by either party to this Lease to enforce the terms of this Lease or to collect for the breach hereof or for the interpretation of any provision herein in dispute, the prevailing party shall be entitled to recover, in addition to any other remedy, reasonable attorneys' fees, court costs, costs of investigation and other related expenses incurred in connection therewith. If suit is commenced, attorneys fees shall be fixed by the court.

         33.5 If any person or entity not a party to this Lease shall institute an action against Tenant or any other Tenant Party in which Landlord, involuntarily and without any fault on its part, shall be made or attempted to be made a party, or if Landlord shall be required to initiate, defend or appear in any litigation on account of any act or omission of Tenant or any other Tenant Party, then Tenant shall pay, indemnify and hold Landlord harmless for, from and against all claims, damage, loss, liability and expense (including, without limitation, attorney's fees and disbursements) incurred by Landlord in connection therewith.

         33.6 Landlord's rights, powers and remedies hereunder or at law or in equity are cumulative and non-exclusive, and each may be pursued singularly, consecutively or concurrently with any others. No remedial action taken hereunder by or on behalf of Landlord shall constitute a cure or waiver of, or an election of remedies with respect to, any default hereunder, or waive or modify any notice thereof, or otherwise prejudice any rights, powers or remedies of Landlord hereunder or at law or in equity.

         33.7 Failure or delay of Landlord to exercise any right hereunder or to enforce any breach hereof shall not operate as a waiver of such right or breach or of any other right or breach.

         33.8 The parties shall cooperate with each other to execute and deliver such instruments and documents and take such actions as may be required, or as a party may reasonably deem desirable, to effectuate the provisions and intent of this Lease.

         33.9 This Lease represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties concerning the same. No provision of this Lease shall be waived or altered or otherwise amended except pursuant to an instrument in writing signed by the party to be charged and no consent to any departure by any party from the provisions of this Lease shall be effective pursuant to an instrument in writing signed by the party who is claimed to have so consented and then such consent shall be effective only in the specific instance and for the specific purpose for which given. No course of dealings between the parties shall operate as a waiver.

         33.10 All notices, demands and other communications required or permitted to be given under the terms of this Lease ("NOTICES") shall be in writing and delivered by hand or sent by nationally recognized overnight delivery service (such as FedEx), addressed as follows:

Notices to Landlord:             Riverview Associates Limited Partnership
                                 27300 Riverview Center Blvd.
                                 Bonita Springs, FL 34134

with a copy to:                  R. Scott Price, Esq.
                                 Cheffy, Passidomo, Wilson & Johnson
                                 821 Fifth Ave., South
                                 Naples, Florida 34102

Notices to Tenant:               The Source Interlink Companies
                                          10 E. 40th Street
                                          New York, NY  10016
                                          Attn: James R. Gillis, President

with a copy to:                  Gregory A. McLaughlin, Esq.
                                          Tripp Scott, P.A.
                                          110 S.E. 6th Street, 15th Floor
                                          Fort Lauderdale, FL  33301

or at such other address as a party may from time to time designate by Notice to the other party. Notice personally delivered shall be deemed given on the date of delivery. Any notice sent by overnight delivery service shall be deemed given one (1) business day following the date such Notice was properly deposited, prepaid, with the delivery service for delivery the following business day.

         33.11 Unenforceability for any reason of any provision of this Lease shall not limit or impair the operation or validity of any other provision of this Lease.

         33.12 This Lease shall be governed by and construed in accordance with the laws of the State of Florida. Venue for any dispute arising out of this Agreement shall be in the Circuit Court for the judicial district in which the Office Building is located.

         33.13 The Recitals set forth on page 1, and each Exhibit hereto, are incorporated in this Lease. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Lease. This Lease shall be construed according to its fair meaning and neither for nor against any party hereto irrespective of which party caused the same to be drafted. Each of the parties acknowledges that it has been, or has had the opportunity to be, represented by an attorney in connection with the preparation and execution of this Lease, and that this Lease accurately and completely reflects the reasonable expectations of such party.

         33.14 Subject to the provisions of Section 21 above, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided herein, no person or entity other than the parties hereto shall obtain any rights or benefits under or by virtue of this Lease.

         33.15 This Lease may be executed in counterparts, and any set of counterparts containing original signatures of both Landlord and Tenant shall constitute an original agreement for all purposes.

         33.16 The furnishing of this Lease to Tenant shall not be considered an offer to lease, even though completed in every respect, unless and until the document has been executed by Landlord. No prior correspondence or other communication respecting this Lease shall create any obligations between the parties.

         33.17 Notwithstanding any other provision of this Agreement, Landlord hereby waives any statutory liens and any rights of distress with respect to the personal property (trade fixtures, equipment and merchandise) of Tenant from time to time located within the Premises ("Tenant's Property"). This Lease does not grant a contractual lien or any other security interest to Landlord or in favor of Landlord with respect to Tenant's Property.

         33.18 In the event of any controversy arising under or relating to the interpretation or implementation of this Lease or any breach thereof, the prevailing party shall be entitled to payment for all costs and attorneys' fees (both trial and appellate) incurred in connection therewith.

34.      OPTION TO LEASE ADDITIONAL SPACE:

     Provided that an Event of Default has not occurred and is continuing, Tenant shall have the option to lease (the "Lease Option") up to 10,000 square feet of Rentable Area on the second floor of the Office Building (the "Option Space") for a period of one (1) year from the Commencement Date of the Lease. To exercise the Lease Option, Tenant shall provide Landlord with ninety (90) days written notice, it being understood that the commencement of the lease for the Option Space must occur within the period of one (1) year from the Commencement Date of the Lease and that the Option space shall be incorporated into the Premises hereunder and be subject to the terms of this Agreement. The Base Rent shall be increased in an amount equal to the per square foot Base Rent multiplied by the number of additional square feet of Option space leased by Tenant. Landlord will provide the same general level of fitout on a per square foot basis as the original Premises with Rent payable by Tenant calculated in the same manner provide for in the Lease. In the event that Tenant does not exercise this option within the required period, this option shall expire and Landlord shall be free to enter into an agreement to lease the Option Space to a third party, subject to the first right of refusal contained in this Lease.

35.      FIRST RIGHT OF REFUSAL TO LEASE ADDITIONAL SPACE:

     Provided that an Event of Default has not occurred and is continuing, Tenant shall have the first right of refusal to lease all additional space (the "Additional Space") in the Office Building. Upon receipt of a bona fide third party offer to lease (the "Offer to Lease"), Landlord will provide Tenant with written notice of its intent to lease the Additional Space and Tenant shall have the option, to be exercised within fifteen (15) days of receipt of notice from Landlord, to lease the Additional Space. The Additional Space shall be incorporated into the Premises covered by this Lease and the Tenant Fit Out [(amortized for the remaining balance of the term)] and Rent for such space shall be computed in the same manner of this Lease on a per square foot basis. In the event that Tenant does not exercise this option within such fifteen (15) day period, this right of refusal shall lapse with respect to such lease and Landlord shall be free to enter into an agreement to lease the Additional Space to the third party. However, Tenant's right of first refusal shall be reinstated and apply to such Additional space in the event such lease expires or terminates in the future. Also any remaining Additional Space shall continue to be subject to the refusal of first renewal in this Section 35.

36.      OPTION TO PURCHASE

         36.1 Provided that an Event of default has not occurred and is continuing, Tenant shall have the right to purchase the Ground Lease and the Office Building Project ("Option to Purchase") at any time during the Initial Term or any Extension Term of this Lease upon giving notice in writing to Landlord and the Ground Lease Landlord (the "Purchase Notice") prior to the expiration of the Initial Term or any Extension Term hereof of Tenants intention to purchase the Premises. If Tenant exercises this Option to Purchase, then Tenant shall purchase and the Ground Lease Landlord and the Landlord shall sell their respective interests in the Ground Lease and the Office Building Project upon the terms and conditions set forth in this Section (the "Purchase Terms"). Upon the closing of title pursuant to the above-mentioned Purchase Terms, this Lease shall terminate and end. The purchase price for the Premises shall be determined by the procedure set forth below.

         36.2 Ground Lease Landlord and Tenant agree to act reasonably and in good faith to negotiate a purchase price for the Ground Lease and the Office Building Project that will be equal to the then current fair market value of the Ground Lease and the Office Building Project ("Purchase Price"). The

Ground Lease Landlord and the and Landlord shall independently agree to an allocation of the Purchase Price between their respective interests. In no event shall such allocation delay or prevent Tenant from closing under this Option to Purchase. In the event the parties are unable to reach an agreement with respect to the Purchase Price within thirty (30) days of the Purchase Notice then either party may notify the other of its intent to have the Purchase Price determined by appraisal. Such notice must identify the appraiser retained to make such determination, which appraiser must be engaged full time as a real estate appraiser and must be a member of the American Institute of Real Estate Appraisers. A copy of such appraiser's report indicating the appraised fair market value of the Ground Lease and the Office Building Project shall be delivered, upon receipt, to the other party. If the fair market value contained in the appraisal is not acceptable to the other party, such other party shall then have thirty (30) days to retain a second appraiser to make a separate determination and to submit a separate report indicating the fair market value of the Ground Lease and the Office Building Project. Such second appraiser must also be engaged full time as a real estate appraiser and must also be a member of the American Institute of Real Estate Appraisers. A copy of such second appraiser's report shall be delivered, upon receipt, to the other party. If the appraised fair market value of the Ground Lease and the Office Building Project according to such two (2) appraisal reports vary by ten (10%) percent or less, then the fair market values indicated in the two (2) reports shall be averaged and the value thus obtained, shall, for all purposes, conclusively be the Purchase Price. If such values vary by more than ten (10%) percent then such two
(2) appraisers shall select a third appraiser, similarly qualified, who shall determine the fair market value of the Ground Lease and the Office Building Project, such determination to be conclusive on the parties. If the two (2) appraisers fail to appoint such third appraiser within thirty (30) days after delivery of the second appraiser's report, the third appraiser shall be appointed by the presiding judge of the state court of general jurisdiction for the county in which the Ground Lease and the Office Building Project are located, and such third appraiser shall then individually determine the fair market value of the Ground Lease and the Office Building Project, such determination to be binding upon each of the parties. It is expressly agreed that the determination of the fair market value of the Ground Lease and the Office Building Project by a third appraiser (whether appointed by the prior two
(2) appraisers or such presiding judge) shall be a value that must be between the values determined by the results of the prior two (2) appraisers, and the submission of the dispute to such third appraiser shall so provide. It is further expressly acknowledged, understood and agreed that such appraisals shall determine the actual fair market value of the Ground Lease and the Office Building Project for the purposes of determining the Purchase Price to be paid under the Option to Purchase. In determining the fair market value of the Office Building, the Appraisers shall consider: (1) with respect to the space affected by the Lease, the fair market value rent for a comparable lease considering the space taken, term, tenant improvement allowances and other relevant factors, (2) the existence, or nonexistence, of other leases affecting the Office Building other than this Lease, and (3) a developer profit of five percent (5%). The fair market value of the Ground Lease and the Office Building Project as determined by the above procedure shall be the Purchase Price for the Ground Lease and the Office Building Project. Each party shall pay all costs, fees and expenses of the appraiser appointed by it, and fifty (50%) percent of the costs, fees and expenses of the third appraiser, if any. The Closing Date of the sale and purchase shall be extended as necessary to complete the procedure set forth above, and if extended, the Closing shall occur fifteen (15) days after the Purchase Price is finally determined. In association with such sale, Landlord agrees to enter into agreements with Tenant, or use its reasonable best efforts to cause the association as the owner, to : (1) permit Tenant to utilize the chiller plant for the property in the same manner designed with some equitable arrangement for the sharing of the ongoing expenses of such chiller plant, and
(2) a reciprocal rights with respect to the use of any roadways and sidewalk which provide access to the Office Building Project which are owned by Landlord, or an assignment of Landlord's rights under similar agreements with the association or any governmental entity. In the event that Tenant exercises such option, Tenant shall either: (1) assume the Ground Landlord's and Lease Landlord's mortgages encumbering the Office Building to the extent of the Purchase Price, or (2) prepay such mortgages and pay any associated prepayment penalties provided such penalties are reasonable and customary for mortgages of such type.

         36.3 Notwithstanding anything contain herein to the contrary, Tenant agrees that the Purchase Price shall be the greater of the Purchase Price as determined in accordance with Section 36.2 or the actual cost of the Ground Lease and the Office Building Project (the "Office Building Project Cost") plus a five percent (5%) developer profit ("Developer Profit") (as applied to the Office Building Project Cost). The Office Building Project Cost shall be the actual cost incurred by the Ground Lease Landlord in acquiring the land upon which the Office Building Project is located and the Landlord for the construction of the Office Building Project which cost shall include, but not be limited to, the value of the land at the time of construction, all construction costs, allocation of the cost of the chiller plant providing HVAC to the Office Building Project, carrying and financing costs which are capitalized under generally accepted accounting principles, and all project soft costs. Within six
(6) months of the Commencement Date of the Lease, Landlord will provide Tenant with the cost breakdown and Tenant shall have thirty (30) days to review. If Tenant accepts Landlord's Office Building Project Cost, said cost plus Developer Profit shall be deemed the minimum Purchase Price (the "Minimum Purchase Price") to be paid by Tenant if it exercises the Option to Purchase. In the event that Tenant wish to dispute the cost provided by Ground Lease Landlord and Landlord, Tenant shall notify Ground Lease Landlord and Landlord of its intent to audit Landlord's records, and Landlord shall make timely arrangements for Tenant's representatives to conduct said audit or send such to Tenant's attorneys or accountant's offices. In the event that Ground Lease Landlord and Landlord and Tenant are unable to agree on the Office Building Project Cost, both parties agree to submit the dispute to binding arbitration.

         36.4 If Tenant exercises the Option to Purchase, the transfer of the Office Building Project will be controlled by the provisions contained in EXHIBIT "K".

         36.5 Tenant, Landlord and Ground Lease Landlord agree execute and deliver a memorandum of lease and option for recording in the public records of Lee County, Florida within thirty (30) days after the date of execution of this Lease Such memorandum shall be in a form reasonably satisfactory to Tenant, Landlord and Ground Lease Landlord.

         37. CONSENT TO TRANSFER OF GROUND LEASE TO LANDLORD. Tenant acknowledges that at some time during the term of this Lease the Ground Lease landlord's may assign their interest in the Ground Lease to the Landlord. Tenant consents to such transfer and agrees to execute any documents or certificates reasonably requested by Landlord in connection with such assignment. Any reasonable expenses of Tenant in reviewing such documents shall be reimbursed by Landlord.



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


     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed and delivered as of the day and year first above written.



WITNESSES:                       LANDLORD:

                                 RIVERVIEW ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership


                                 By: RIVERVIEW ASSOCIATES, L.L.C., a Florida
                                 limited liability company as its general
                                 partner


Witness /s/ Donald Draggoo       By: /s/ John S. McGarvey
        ----------------------       -------------------------------------------
Print Name Donald Draggoo        Name: John S. McGarvey
      ------------------------         -----------------------------------------
                                 Its: Managing Member

Witness /s/ William G. Price, Jr.
        -------------------------
Print Name William G. Price, Jr.
           ----------------------

WITNESSES:                                  TENANT:

                                            THE SOURCE INTERLINK COMPANIES


Witness /s/ Donald Draggoo                  By: /s/ James R. Gillis
        -----------------------------           --------------------------------
Print Name Donald Draggoo                   Name: James R. Gillis
           --------------------------       Title: President

Witness /s/ William G. Price, Jr.
        -----------------------------
Print Name  William G. Price, Jr.
            -------------------------

                           JOINDER OF GROUND LEASE LANDLORD


         The undersigned Ground Lease Landlords join into this Lease solely for the purpose of consenting to the Landlord hereunder entering into this Lease with Tenant and for the purpose of agreeing to be bound by the terms of Section 36 regarding the Option to Purchase. In the event that the Ground Lease is terminated for any reason, then this Lease shall remain in full force and effect, and the Ground Lease Landlord agrees it will attorn to and recognize Tenant as its tenant under this Lease to the same extent as if Ground Lease Landlord had been the original Landlord under this Lease, and the Ground Lease Landlord agrees in that event to recognize and honor the validity and enforceability of this Lease, and to perform each and every covenant and term of the Landlord hereunder.

                                         GROUND LEASE LANDLORD


Witness /s/ William G. Price, Jr.        By: /s/ John S. McGarvey
        ----------------------------         -----------------------------------
Print Name William G. Price, Jr.               JOHN S. McGARVEY
           -------------------------

Witness /s/ Donald Draggoo
        ----------------------------
Print Name Donald Draggoo
           -------------------------


Witness /s/ William G. Price, Jr.        By: /s/ Joanne McGarvey
        ----------------------------         -----------------------------------
Print Name William G. Price, Jr.               JOANNE H. McGARVEY

Witness /s/ Donald Draggoo
        ----------------------------
Print Name Donald Draggoo
           -------------------------




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